SCHEDULE 14C/A-1 INFORMATION
Information Statement Pursuant to Section 14(c) of
The Securities Exchange Act of 1934.

Filed by the Registrant	[ x ]

Filed by Party other than the Registrant	[ ]

[ x ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[ ]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SOUTHBORROUGH VENTURES, INC.
(Exact name of Registrant as specified in its charter.)

Commission File number 000-33127

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

SOUTHBORROUGH VENTURES, INC.
12933 W. Eighth Mile Road
Detroit, Michigan 48235

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of SOUTHBORROUGH VENTURES, INC., a Nevada corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation to change the name of the Company to AMERICHIP INTERNATIONAL, INC.

The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect its new business of providing a cost effective solution, using a patented laser technology, to eliminate the "chip control" problem inherent when steel part such as axle and drive shafts, connection rods, axle tubes and hubs are machined to required specifications.

This information statement is being first sent to stockholders on or about November 4, 2003. The Company anticipates that the amendment will become effective on or about November 25, 2003, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed amendment requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on October 24, 2003 (the "Record Date"), the day in which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment to the Articles of Incorporation. As of the record date, the Company had eighty million twenty thousand (80,020,000) shares of common stock issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Form 10-KSB for the year ending November 30, 2002 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to change the name of the Company.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owner and Management

The following sets forth as of October 23, 2003 persons owning more than 5% of the common stock of the Company:

Title of Class	Name and address of beneficial owner	Amount and nature of ownership	Percent of class
Common Stock	David Howard 3616 West Huron River Dr. Ann Arbor, Michigan 48103	20,000,000 Restricted	24.99%
Common Stock	Marc Walther 16906 Kenneth Dr. Macomb, Michigan 48044	20,000,000 Restricted	24.99%
Common Stock	Edward Rutkowski 47781 Robins Nest Dr. Shelby Township, Michigan 48315	20,000,000 Restricted	24.99%

The following sets forth as of October 23, 2003, all shares of common stock owned by all directors and nominees, each executive officer, and directors and executive officers as a group.

Title of Class	Name of beneficial owner	Position with Company	Amount and nature of ownership	Percent of class
Common Stock	David Howard	President, Principal Executive Officer, and a Director	20,000,000 Direct	24.99%
Common Stock	Marc Walther	Secretary, Treasurer, Principal Financial Officer, and a Director	20,000,000 Direct	24.99%
Common Stock	Edward Rutkowski	Director	20,000,000 Direct	24.99%
All officers and directors as a group (3 persons)				74.97%

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that it would be in the best interest of the Company to change the name of the Company from SOUTHBORROUGH VENTURES, INC. to AMERICHIP INTERNATIONAL, INC. to reflect its current business of providing a cost effective solution, using a patented laser technology, to eliminate the "chip control" problem inherent when steel parts such as axle and drive shafts, connection rods, axle tubes and hubs are machined to required specifications.

Reasons for the Proposal

On March 22, 2003, the Company changed its business purpose from an exploration stage mining company to providing a cost effective solution, using a patented laser technology, to eliminate the "chip control" problem inherent when steel parts such as axle and drive shafts, connection rods, axle tubes and hubs are machined to required specifications. In order to more accurately reflect the Company's new business purpose, the Board of Directors decided that it was in the best interest of the Company to change its name from SOUTHBORROUGH VENTURES, INC. to AMERICHIP INTERNATIONAL, INC.

Vote Obtained

The following individuals own the number of shares and percentages set forth opposite their names:

David Howard	20,000,000	24.99%
Marc Walther	20,000,000	24.99%
Edward Rutkowski	20,000,000	24.99%
Total	60,000,000	74.97%

On October 21, 2003, the foregoing persons or entities executed a written consent approving the amendment to the Company's articles of incorporation to change the name of the Company to AMERICHIP INTERNATIONAL, INC.

Certain Matters Related to the Proposal

The amendment to the articles of incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after this information statement is mailed to the Company's shareholders.

Interest of Certain Persons in Favor of or in Opposition to the Change of Name

No officer or director will receive any direct or indirect benefit from the Company's proposed change of business or name change. No officer or director or any person has notified the Company that it intends to oppose the Company's change of name.

By Order of the Board of Directors

/s/ David Howard David Howard, Chairman of the Board of Directors